Law Office of Gregory Bartko
                                                                 3475 Lenox Road
                                                                       Suite 400
                                                          Atlanta, Georgia 30326
================================================================================
Phone 404-238-0550
Fax 404-238-0551
Email gbartko@mindspring.com

April 15, 2002

Board of Directors
American Fire Retardant Corp.
9337 Bond Avenue
El Cajon, California 92021

                                               Re: 7,500,000 Shares Common Stock
                                                   $.001 Par Value Form S-8
                                                   Registration Statement

Ladies and Gentlemen:

         As special securities counsel for American Fire Retardant Corp., a Nevada corporation (the "Company"), you have requested my opinion in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") registering 7,500,000 shares of the Company's common stock, $.001 par value per share, for issuance pursuant to that certain Consulting Agreement effective October 1, 2001, and which is attached to the Registration Statement as an exhibit. The contents of the Registration Statement, with exhibits thereto, are hereby incorporated by reference.

         I have examined such records and documents and made such examination of law as I have deemed relevant in connection with this opinion. Based on the foregoing, I am of the opinion that the 7,500,000 shares covered by said Registration Statement, when issued in accordance with the terms of the Consulting Agreement and the Prospectus forming a part of the Registration Statement, will be legally issued, fully-paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement. The undersigned does further disclose that the parties to the Consulting Agreement include the undersigned, as the Consultant, and accordingly, shares of the Company's Common Stock that have issued and may issue after the date hereof, will be received as compensation for the consulting services described in the Consulting Agreement.


Sincerely,




Gregory Bartko, Esq.
GAB/nmn